EXHIBIT 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-198689) of Corvus Gold Inc. (“the Company”) of our report dated August 25, 2015, relating to the Company’s consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended May 31, 2015.

/s/ Crowe MacKay LLP

Chartered Professional Accountants
Vancouver, British Columbia
August 25, 2015